UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 20, 2007

BELDEN CDT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-12561	36-3601505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7701 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000
(Registrant’s Telephone Number, including Area Code)
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 20, 2007, Belden CDT Inc. (the “Company”) entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), governing the Company’s new 4.00% Convertible Subordinated Debentures due 2023 (the “New Debentures”). The New Debentures were issued on April 20, 2007 in connection with the closing of the Company’s offer to exchange (the “Exchange Offer”) up to $110,000,000 aggregate principal amount of New Debentures for any or all of the Company’s outstanding 4.00% Convertible Subordinated Debentures due 2023 (the “Old Debentures”). In connection with the closing of the Exchange Offer, the Company issued $110,000,000 aggregate principal amount of New Debentures in exchange for $110,000,000 aggregate principal amount of validly tendered Old Debentures.
     The Indenture governs the terms of the New Debentures. The New Debentures will mature on July 15, 2023, unless earlier redeemed, repurchased or converted. The New Debentures are the Company’s general unsecured subordinated obligations and rank junior in right of payment to all of its existing and future senior indebtedness and are structurally subordinated to all existing indebtedness and other liabilities of its subsidiaries. The New Debentures bear interest at an annual rate of 4.00% payable semi-annually in arrears on January 15 and July 15 of each year. Interest will accrue from January 15, 2007, the most recent interest payment date of the Old Debentures.
     In certain circumstances set forth in the Indenture, holders of the New Debentures have the right to convert New Debentures into cash up to the principal amount of the New Debentures, and, with respect to the conversion value in excess of the principal amount of the New Debentures surrendered for conversion, into shares of the Company’s common stock, based on an initial conversion rate of 55.9942 shares of common stock per $1,000 principal amount of New Debentures (which represents an initial conversion price of $17.859 per share). The conversion rate of the New Debentures is subject to adjustment as provided in the Indenture.
     Holders have the right to require the Company to repurchase all or a portion of the New Debentures on July 15, 2008, July 15, 2013 and July 15, 2018 at a purchase price equal to 100% of the principal amount of the New Debentures, plus accrued and unpaid interest up to, but not including, the purchase date. On or after July 21, 2008, the Company may redeem for cash all or a portion of the New Debentures at a redemption price equal to 100% of the principal amount of the New Debentures being redeemed, plus accrued and unpaid interest up to, but not including, the date of redemption.
     Upon the occurrence of a change in control, holders of the New Debentures may require the Company to purchase all or a portion of their New Debentures for cash at a price equal to 100% of the principal amount of the New Debentures, plus accrued and unpaid interest up to, but not including, the purchase date, subject to certain limitations. In addition, the New Debentures will provide for an increase in the conversion rate for holders that elect to convert the New Debentures upon the occurrence of certain changes in control that occur prior to July 21, 2008.
     The Indenture contains customary events of default with respect to the New Debentures, including failure to make required payments, failure to comply with certain covenants or agreements, acceleration of certain other indebtedness and certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its significant subsidiaries. Events of default under the Indenture arising from certain events of bankruptcy, insolvency or reorganization will automatically cause the acceleration of the amount due under the New Debentures. If any other event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding New Debentures may declare the amount due under the New Debentures to be immediately due and payable.
     The foregoing description of the Indenture is qualified in its entirety by reference to the complete copy of that agreement which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure required by this item is included in Item 1.01 of this Current Report on Form 10-K and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     On April 20, 2007, the Company concluded the Exchange Offer. During the offering period, $110,000,000 aggregate principal amount of Old Debentures, representing 100% of the total outstanding principal amount of the Old Debentures, were tendered for exchange. The Company has accepted all validly tendered Old Debentures and, in exchange, has issued a like principal amount of New Debentures and paid a cash exchange fee of $6.25 for each $1,000 principal amount of Old Debentures exchanged.
     The New Debentures have been issued solely to existing security holders of the Company pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. The Company did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts, in connection with the Exchange Offer.
     The New Debentures are convertible upon the occurrence of certain events. Upon conversion, each New Debenture is convertible into cash and, if applicable, shares of the Company’s common stock.
     A description of the material terms of the conversion rights of the New Debentures is incorporated herein by reference to the information under the heading “Description of the New Debentures—Conversion Rights” in the Company’s original offering circular, dated March 5, 2007, and offering circular supplement, dated April 4, 2007, which were filed with the Securities and Exchange Commission as Exhibit (a)(1)(i) and Exhibit (a)(1)(iii), respectively, to the Company’s Schedule TO, originally dated March 5, 2007, as amended.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of April 20, 2007, between Belden CDT Inc. and U.S. Bank National Association, as Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELDEN CDT INC.

Dated: April 24, 2007

	By:	/s/ Kevin L. Bloomfield

Kevin L. Bloomfield Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of April 20, 2007, between Belden CDT Inc. and U.S. Bank National Association, as Trustee